Exhibit 2.1


                            ASSET PURCHASE AGREEMENT


     This Asset Purchase Agreement (the "Agreement") is entered into on this 31st of August, 2002, by and among iExalt, Inc., a Nevada Corporation, 12000 Aerospace Ave, Suite 375, Houston, Texas 77034, and WordCross Enterprises, Inc., an Ohio Corporation, 12000 Aerospace Ave, Suite 375, Houston, Texas 77034, on a wholly owned subsidiary of iExalt, (collectively the "Seller"), and Christian Happenings Acquisition Corp., Ltd., an Ohio limited liability corporation, 3428 Rome Corners Road, Galenia, Ohio 43021 (the "Buyer").

                                  WITNESSESTH:

     WHEREAS, the Seller is the owner of certain assets used in the operation of a business known as "Christian Happenings" (the "Assets") and

     WHEREAS, the Seller desires to sell the Assets to Buyer and Buyer desires to purchase the Assets from Seller.

     NOW THEREFORE, in consideration of the above premises and the mutual promises, covenants, agreements, representations and warranties herein contained, the parties hereto agree as follows:

                     ARTICLE 1. PURCHASE AND SALE OF ASSETS

     1.01. ASSETS BEING SOLD AND PURCHASED. Seller shall sell to Buyer and Buyer shall purchase from Seller on the terms specified in this Agreement all the intangible and tangible assets of Seller related solely to the assets identified in Schedule 1.01 attached hereto, generally described as Christian Happenings Magazine and used in the operation of Christian Happenings Magazine ("Assets"). At the Closing (as defined in Section 1.04 of this Agreement), Seller shall convey to Buyer the Assets, free and clear of all liens, security interests, claims, charges, restrictions and encumbrances, and Buyer shall purchase the Assets for the Purchase Price set forth in Section 1.02.

     1.02. PURCHASE PRICE. The Purchase Price is Three Hundred Thousand dollars ($300,000.00) to be paid as follows: (a) at Closing (as defined in Section 1.04), Buyer shall pay to Seller the sum of Twenty-Five Thousand Dollars ($25,000.00); (b) on or before September 15, 2002, Buyer shall pay to Seller the sum of Seventy-Five Thousand Dollars ($75,000.00); and (c) an earn-out equal to
(i) Two Hundred Thousand Dollars ($200,000.00) calculated and paid as provided in Section 1.03, or (ii) the amount actually paid to Seller during the two-year calendar period following the Closing Date and calculated as set forth in
Section  1.03  (the  "Earn  Out).

     1.03. EARN OUT. The Earn Out shall be shall be calculated based upon the EBITDA of Buyer allocated to the Assets (the "EBITDA"). If during any fiscal year of the Buyer, the EBITDA exceeds One Hundred Thousand Dollars ($100,000.00), the Buyer shall pay to Seller an amount equal to one-third (1/3) of the amount by which EBITDA exceeds One Hundred Thousand Dollars (the "EBITDA Payment"). The EBITDA Payment shall be made no later than September 30 of each year until the earlier of (i) the Earn Out has been paid in full or (ii) two (2) calendar year following the Closing Date (the "Earn Out Payment Period"); provided, however, that if at any time during the Earn Out Payment Period, iExalt shall not be considered a going concern (either through liquidation, bankruptcy, or dissolution) (the "Cessation"), then upon notice of Cessation of business of iExalt, Buyer shall have the right to repurchase the Earn Out for One Thousand Dollars ($1,000.00).

     1.04. CLOSING. The sale and purchase described in this Agreement shall be consummated on or before August 31, 2002 (the "Closing" or "Closing Date").

     1.05. INSTRUMENTS OF TRANSFER. At Closing, the Seller will deliver to the Buyer such bills of sale, endorsements, trade name assignments, and other instruments of transfer as shall be effective to vest in Buyer good and marketable title and interest in and to the Assets. At or after the Closing, the Seller will execute and deliver to Buyer such further instruments of conveyance and take such other action as Buyer may reasonably request in order to more effectively convey to Buyer any of the Assets.

               ARTICLE 2. REPRESENTATIONS AND WARRANTIES BY SELLER

     Seller hereby represents and warrants to Buyer that the following statements are true as of the date hereof and will be true as of the Closing
Date:

     2.01. TITLE TO ASSETS. Seller has good and marketable title to all Assets covered by this Agreement. Seller's title to all assets is free and clear of any liens, encumbrances, or other defects except as shown on Schedule 1.01 (or the Balance Sheet) attached hereto.

     2.02. AUTHORITY TO SELL. Seller has the legal power and right to execute and deliver this Agreement and to perform and observe the provisions hereof, including but not limited to sale of the Assets to Buyer. Seller has complied with all the requirements of any applicable law of the State of Ohio, or the State of Nevada relative to the sale of Assets described in this Agreement and that prior to Closing, all of the consents and approvals that may be required by law or by agreements to which Seller may be a party will be obtained.

     2.03. LIABILITIES. Unless disclosed on Schedule 2.03, or the Balance Sheet, the Buyer does not accept, acquire or become liable for any liability of the Seller or any current liability related to any asset purchased hereunder.

     2.05. DEFAULTS AND VIOLATIONS. Seller is not in default or material violation of any contracts, agreements, leases, or other instruments or obligations to be sold and transferred to Buyer pursuant to this Agreement. This Agreement and the purchase and sale of the Assets to be consummated pursuant to this Agreement will not create or cause a default or material violation of any contract, agreement, lease or other instrument to which Seller may be a party.

     2.06. LITIGATION. There is now no litigation pending against Seller of which Seller or its officers are aware that will, might, or could affect consummation of the purchase and sale of the Assets described in this Agreement or the transfer of title of any of the Assets in good and marketable condition to Buyer. Seller is not aware of any threatened litigation which may affect the consummation of the purchase and sale of the Assets described in this Agreement.

     2.07. SURVIVAL OF WARRANTIES. Seller agrees that all warranties made by it in this Agreement shall survive the Closing.

                         ARTICLE 3. WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Buyer that the following statements are true as of the date hereof and will be true as of the Closing Date:

     3.01. DUE ORGANIZATION. Buyer is a corporation duly organized and existing under the General Corporation Law of the State of Ohio and that its power as a corporation has never been and is not now suspended.

     3.02. AUTHORITY TO BUY. Buyer has full power and authority to both execute and perform this Agreement.

                        ARTICLE 4. OPERATION OF BUSINESS

     4.01. SELLER TO CONTINUE BUSINESS. Seller shall continue to manage the Assets in the normal course until the Closing. Any and all risk of loss or damages to the Assets during such period from any and all causes shall be the risk of the Seller.

     4.02. PRORATIONS OF COSTS. All expenses paid and incurred related to this transaction shall be paid by the party incurring the expense. The Parties anticipate no proration of expenses such as pre-paid expenses or property taxes, nor do the Parties anticipate that sales or use tax will apply to this transaction.

     4.03. ALLOCATION OF THE PURCHASE PRICE. The Parties agree that the Purchase Price of the Assets shall be allocated for all purposes in accordance with the allocation schedule to be reasonably agreed upon by the Parties. The Parties agree to comply with any applicable Internal Revenue Service laws and regulations regarding price allocation.



                  ARTICLE 5. CONDITIONS TO BUYER'S PERFORMANCE

     Absent a waiver in writing, all obligations of the Buyer under this Agreement are subject to satisfaction of the following conditions on or before the Closing Date:

     5.01. PERFORMANCE BY SELLER. Seller shall have performed, satisfied and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, or any of them, on or before the Closing Date.

     5.02. REPRESENTATIONS AND WARRANTIES TRUE AS OF THE CLOSING DATE. Except as otherwise permitted by this Agreement, all representations and warranties by Seller in this Agreement shall be true on and as of the Closing Date as though made at that time.

     5.03. THIRD PARTY CONSENTS. All consents and approvals required to be given by third parties shall have been obtained by Seller and Buyer shall have been furnished with appropriate evidence reasonably satisfactory to it and its counsel of the granting of such consents and approvals.

     5.04. ABSENCE OF LITIGATION. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement, or to its consummation, shall have been instituted or threatened on or before the Closing Date.

     5.05. DELIVERIES BY SELLER. Seller shall have delivered to Buyer, at or before the Closing, the following documents, all of which shall be in form and substance reasonably acceptable to Buyer:
     a. The instruments of transfer required by Section 1.05, including but not limited to the bill of sale, a copy of which is attached hereto as Schedule 5.05.
     b. Any and all documents necessary to transfer to Buyer the present telephone numbers relating to the business operated with the Assets.
     c. A resolution by Seller's Board of Directors authorizing the sale of the Assets to Buyer.

                          ARTICLE 6. SELLER'S COVENANTS

     6.01. COVENANT NOT TO COMPETE. Seller will execute, if requested by Buyer, prior to the Closing a covenant not to compete in the form as set forth in
Schedule  6.01.

     6.02. RELINQUISHMENT OF NAME. Immediately following the Closing, Seller shall cause itself and all others who currently are using trade names, service marks or other intellectual property rights related to the operation of the Assets purchased and solely limited to the Assets, including but not limited to "Christian Happenings" to relinquish the use of any names by all appropriate acts and filings as may be required with various state and local authorities, and to acknowledge that Seller and all other persons have no rights with respect to the use and exploitation of such trade names.

                               ARTICLE 7. DEFAULT

     7.01 DEFAULTS BY BUYER. Buyer shall be in default should any payment identified in the Purchase Price not be paid within three business days of written notice by Seller to Buyer of a failure to pay.

                         ARTICLE 8. INDEMNITY AGREEMENT

     8.01. SELLER'S INDEMNITY. Except as otherwise expressly provided in this Agreement or any attachment to this Agreement, Seller shall indemnify and hold Buyer and the property of Buyer, including the Assets, free and harmless from any and all claims, liability, loss, damage, or expense resulting from Seller's ownership of the Assets, including any claim, liability, loss or damage arising by reason of the injury to or death of any person or persons, or the damage of any property, caused by Seller's negligent use of the Assets, or the condition of the Assets when owned by Seller. Provided, however, Seller shall incur no liability under this section until and unless the aggregate amount of any and all claims, liability, loss, damage, or expense equals or exceeds $2,500.00

     8.02. BUYER'S INDEMNITY. Except as otherwise provided in this Agreement or any attachment to this Agreement, Buyer shall indemnify and hold Seller free and harmless from any and all claims, liabilities, loss, damage, or expense resulting from Buyer's acts or omissions to act after the Closing Date as they relate to the Assets purchased pursuant to this Agreement and the negligent operation of the Assets after Closing.

                     ARTICLE 9. TERMINATION DEFAULT REMEDIES

     9.01. TERMINATION. If either Buyer or Seller materially defaults in the due and timely performance of any of their warranties, covenants or agreements or in the event of the failure of a party to satisfy or fulfill any of the conditions in this Agreement, the non-defaulting party may on the Closing Date give notice of termination. The notice shall specify the default or defaults upon which the notice is based. The termination shall be effective five (5) days after the Closing Date, unless the specified default or defaults have been cured on or before the effective date of the termination.

     9.02. DEFAULT; REMEDIES. Notwithstanding Section 9.01, in the event of a default, the non-defaulting party may seek specific performance of this Agreement against the defaulting party from a court of competent jurisdiction, or alternatively, such non-defaulting party may seek damages from the defaulting party.

     9.03. LITIGATION COSTS. If any legal action or other proceeding is brought for the enforcement of this Agreement or to remedy its breach, the prevailing party in such action or proceeding shall be entitled to recover its actual attorney's fees and costs incurred in the action or proceeding, in addition to such other relief to which it may be entitled.

                            ARTICLE 10. MISCELLANEOUS

     10.01. ENTIRE AGREEMENT. This instrument with its attachments constitutes the entire agreement between Buyer and Seller respecting the Assets or the sale of the Assets to Buyer by Seller, and any agreement or representation respecting the Assets or their sale by Seller to Buyer not expressly set forth in this instrument is null and void.

     10.02. NOTICES. Any and all notices or other communications required or permitted by this Agreement or by law to be served on or given to either party hereto, Buyer or Seller, by the other party hereto shall be, unless otherwise required by law, in writing and deemed duly served and given when personally delivered to the party to whom directed or any of its officers or, in lieu of such personal service, five (5) business days after such notice is deposited in the United States mail, certified mail, return receipt requested, addressed to:


     BUYER:
     Edward J. Novak, Jr.
     Christian Happenings Acquisition Corp., Ltd.
     3428 Rome Corners Road
     Galenia, Ohio 43021


     SELLER:

     Donald W. Sapaugh, Chairman/CEO
     iExalt, Inc. and WordCross Enterprises, Inc.

     12000 Aerospace Avenue
     Suite 375
     Houston, Texas 77034

     10.03. ASSIGNMENT. Neither this Agreement nor any right or interest in it may be assigned by either party to any other person or corporation without the express written consent of the other party to this Agreement.

     10.04. GOVERNING LAW AND VENUE. This Agreement shall be governed and all rights and liabilities under it determined in accordance with the laws of the State of Ohio. Venue for any dispute resolution or litigation shall be Franklin County, Ohio.

     10.05. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one Agreement.

     10.06. EXPENSES. Each party shall pay all costs and expenses incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated herein and hereby.

     10.07. FURTHER ASSURANCES. The parties agree that at any time and from time to time after the Closing Date, they will execute and deliver to any other party such further instruments or documents as may be reasonably required to give effect to the transactions contemplated hereunder.

     10.08. ARBITRATION. Both parties agree to follow the Rules of Procedure for Christian Conciliation of the Institute for Christian Conciliation (a division of Peacemaker Ministries) for any and all disputes concerning or arising out of this Agreement. Both parties agree that the Bible commands parties to make every effort to resolve disputes with each other in private and in obedience agree to proceed to legally binding arbitration before a mutually agreed arbitrator. Both parties realize that arbitration will be the exclusive remedy for potential disputes and may not later litigate these or any other related matters in civil court. The parties agree that Peacemaker Ministries are not required to provide the exclusive forum, yet any arbitrator determined, must agree to utilize the Rules as defined above.

     IN WITNESS WHEREOF, the parties hereto have set their hands on the date first set forth above.

     BUYER:
     Christian Happenings Acquisition Corp., Ltd.


     By:  /s/ Edward J. Novak, Jr
        --------------------------------------------------
     Edward J. Novak, Jr            its:   President
     ------------------------------     -----------------

     SELLER:
     iExalt, Inc.


     By:   /s/ Donald W. Sapaugh
        --------------------------------------------------
           Donald W. Sapaugh, Chairman/CEO


     WordCross  Enterprises,  Inc.


     By:   /s/ Donald W. Sapaugh
        --------------------------------------------------
           Donald W. Sapaugh, Chairman/CEO

                                  SCHEDULE 1.01

                      DESCRIPTION OF THE ASSETS BEING SOLD

1.   The  urls  and  associated  websites  of  ChristianHappenings.com
2.   The  "Christian  Happenings"  trade  name
3.   WordCross  Enterprises,  Inc.'s  customer  list
4.   The  "WordCross"  trade  name
5.   All  cash  in  any  bank  accounts  in  WordCross  Enterprises, Inc.'s name
6.   The  telephone  number  presently  used  by  Christian  Happenings
7. Computer System (hardware and software) located at 6155 Huntley Road, Ste. F, Columbus, Ohio.
8.   Office  equipment  located  at  6155  Huntley  Road, Ste. F, Columbus, Ohio
9. Supplies, stationery, materials, furniture, fixtures, and furnishings located at 6155 Huntley Road, Ste. F, Columbus, Ohio
10. Computer software, licenses and warranties, and all books, files, records, journals, ledgers, disks, reels and all other written or electronic depositories of business information relating Asset.
11.  Goodwill  and  customer  list.
12. Any and all assets of WordCross Enterprises, Inc., which shall be more fully defined in the Balance Sheet attached hereto

                                  SCHEDULE 2.03

                                  BALANCE SHEET



See attached Balance Sheet dated July 31, 2002.

                                  SCHEDULE 1.05
                                  -------------

                                  BILL OF SALE


     iExalt, Inc., a Nevada Corporation, 12000 Aerospace Ave, Suite 375, Houston, Texas 77034, and WordCross Enterprises, Inc., an Ohio Corporation, 12000 Aerospace Ave, Suite 375, Houston, Texas 77034, iExalt's wholly owned subsidiary, (collectively the "Seller"), hereby conveys, sells and transfers to Christian Happenings Acquisition Corp., Ltd., the following assets:

          A.   All  items listed on SCHEDULE 1.01 to that certain Asset Purchase
                                    -------------
               Agreement between the Seller and Christian Happenings Acquisition Corp., LTD., dated August 31, 2002 (the "Agreement").
          B.   Computer System (hardware and software) listed on SCHEDULED 1.01.
                                                                 --------------
          C.   Office  equipment  listed  on  SCHEDULED  1.01.
                                              ---------------
          D. Supplies, stationery, materials, furniture, fixtures, and furnishings set forth in SCHEDULED 1.01 to the Agreement.
                                            ---------------
          E. Computer software, licenses and warranties, and all books, files, records, journals, ledgers, disks, reels and all other written or electronic depositories of business information set forth in SCHEDULED 1.01to the Agreement.
               ---------------
          F.   Goodwill  and  customer  list.
          G.   The  attached  office  inventory.


iExalt,  Inc.


By:        /s/Donald W. Sapaugh
   ------------------------------------------------
      Donald W. Sapaugh, Chairman/CEO


WordCross Enterprises, Inc.


By:        /s/Donald W. Sapaugh
   ------------------------------------------------
      Donald W. Sapaugh, Chairman/CEO

                                  SCHEDULE 6.01

                            NON-COMPETITION AGREEMENT

     This NON-COMPETITION AGREEMENT (the "Agreement") dated as of August 31, 2002, by and among iExalt, Inc., a Nevada Corporation, 12000 Aerospace Ave.,
Suite 375, Houston, Texas 77034, and WordCross Enterprises, Inc., an Ohio Corporation, 12000 Aerospace Ave, Suite 375, Houston, Texas 77034, a wholly owned subsidiary of iExalt, (collectively the "Seller"), and Christian Happenings Acquisition Corp., Ltd., an Ohio limited liability corporation, 3428 Rome Corners Road, Galena, Ohio 43021 ("CHAC").

     WHEREAS,  on  or  about August 31, 2002, the iExalt and CHAC entered into a
     ---------------------------------------------------------------------------
certain  Asset  Purchase  Agreement  (the  "Asset  Agreement");  and
  ------------------------------------------------------------------

     WHEREAS, pursuant to the Asset Agreement the parties agreed to enter into this Agreement.

     NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the parties agree as follows.

     1.     TERM.  The  term  of  this  Agreement shall be for a period of sixty
            -----
(60) months to commence on August 31, 2002, and shall expire on August 31, 2007.

     2.     NON-COMPETE.  During  the term of this Agreement, iExalt agrees that
            ------------
within the geographic area comprised of the United States, it will not engage, directly or indirectly, individually or as an agent, employee, officer, director, shareholder (excluding being a shareholder of stock which represents not more than 1% interest in a publicly held corporation), or in any other capacity whatsoever, in the business that WordCross was engaged in as of August 31, 2002, namely the business known as "Christian Happenings".

     iExalt agrees that if this provision is rendered invalid or ineffective by an arbitrator(s), court, or other judicial body due to its scope or length, then the parties shall request such arbitrator(s), court or other judicial body to determine a scope and duration which is deemed acceptable in order to render this provision effective.

     3.     ARBITRATION.  Any controversy or claim arising out of or relating to
            -----------
this Agreement, or the breach thereof, shall be settled exclusively by final and binding arbitration administered by the American Arbitration Association in Columbus, Ohio and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof; except that the parties may seek injunctive relief for the breach thereof in any court having proper jurisdiction.

     4.     SEVERABILITY.  If  any of the covenants contained herein or any part
            -------------
thereof are hereafter construed to be invalid or unenforceable, the remainder of this Agreement and any application of the other provisions of this Agreement shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

     5.     ENTIRE AGREEMENT; CHOICE OF LAW.  This Agreement contains the entire
            --------------------------------
agreement of the parties relating to the subject matter hereof and supersedes all prior agreements or understandings, written or oral, with respect to such subject. The internal laws of the state of Ohio without reference to its choice of law or conflicts of law provisions shall govern the validity, interpretation, construction, performance, and enforcement of this Agreement.

     6.     MISCELLANEOUS.  No  provision  of  this  Agreement  may be modified,
            -------------
waived, or discharged unless such modification, waiver, or discharge is agreed to in a writing signed by the parties. No waiver by either party hereto at any time of any breach by the other party hereto or of compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied, have been made by either party with respect to the subject matter hereof that are not set forth expressly in this Agreement.

     In witness whereof, this Agreement has been executed by the parties hereto in counterparts as of the date first written above.

Christian  Happenings  Acquisition  Corp.,  Ltd.


By:   /s/  Edward J. Novak, Jr.
   ---------------------------------------------
Edward  J  Novak,  Jr.           its: President
--------------------------------     -----------


iExalt,  Inc.


By:      /s/Donald  W.  Sapaugh
   --------------------------------------------
     Donald W. Sapaugh, Chairman/CEO


WordCross  Enterprises,  Inc.


By:      /s/Donald  W.  Sapaugh
   --------------------------------------------
     Donald W. Sapaugh, Chairman/CEO